UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

Performance Technologies,
Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-27460	16-1158413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 – Costs Associated with Exit or Disposal Activities

On January 10, 2013, the Registrant, Performance Technologies, Inc. (“the “Company”) announced its decision to sharpen its strategic business focus, concentrate on its high value-add communications product families, transition away from other product portfolio elements, and implement operational expense reductions. In conjunction with this decision, the Company reduced its personnel by ten employees or 8% of its workforce as of January 10, 2013. As a result of this action, the Company expects to incur first quarter 2013 pre-tax restructuring charges of approximately $.3 million, representing employee-related costs which will result in cash expenditures.

When combined with the savings from the restructuring PT announced in October 2012 along with other efficiencies the Company has already implemented and the effects of the impairments of software development costs and purchased intangible assets (see below), the total cost savings to PT are anticipated to be in the range of $3.2 million to $3.4 million on an annualized basis, of which $2.5 million to $2.7 million are expected to be cash flow savings.

Item 2.06 Material Impairments

In conjunction with the decision to suspend its Xpress SIP applications product line, the Company expects to record an additional fourth quarter 2012 impairment charge of approximately $.8 million, which combined with the fourth quarter 2012 impairment charge announced in October 2012, will bring the total fourth quarter 2012 impairment of software development costs and purchased intangible assets to approximately $1.6 million. The Company continues to evaluate the ramifications of its new strategic direction on its recorded balances of assets and liabilities including the impact on excess and obsolete inventories.

(c) Exhibits.

(99.1) Press release issued by PT on January 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

January 10, 2013	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

January 10, 2013	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Senior Vice President and Chief Financial Officer

Exhibit 99.1

For more information contact:

Dorrance W. Lamb

SVP and Chief Financial Officer

PT

585-256-0200 ext. 7276

http://www.pt.com

finance@pt.com

PT Sharpens Its Strategic Business Focus

Company Concentrating on Its High Value-Add Communications Solutions

  Diameter and SS7 Network Signaling & Applications

  Multi-Protocol Communications Gateways & Servers

ROCHESTER, NY – January 10, 2013 – PT (NASDAQ: PTIX), a leading global provider of advanced, high availability network communications solutions, today announced it is sharpening its strategic focus and refining its business vision. This multi-faceted initiative involves concentrating on two product families, transitioning away from other product portfolio elements, and operational expense reductions.

With regard to this initiative, John Slusser, PT president and CEO commented, “Our announcement today reflects the next phase of our business’ evolution resulting from our detailed analysis of our core competencies and review of our extensive product portfolio. Given the challenging global economic climate and dynamics in the vertical markets we serve, we have narrowed our product portfolio scope and have identified the primary forward-looking market opportunities that we believe will solidly position our Company for future growth.

“Our going forward business focus will be on our high value-add network communications solutions – leveraging our core competencies. In the telecommunications space, we are building upon our installed customer base for our SEGway™ SS7 Signaling Systems and our seventeen years of real-world signaling systems experience. We are particularly pleased with the positive market reaction for our recently announced SEGway Universal Diameter Router – our premier Diameter Signaling solution set for next-generation 4G LTE networks. The Diameter signaling market is projected by industry analysts to result in an aggregate spend of over $2 billion in the next five years. We expect to be a key player in this growth market by providing high value proposition “best-of-breed” solutions and by taking those solutions to the global market through a combination of strong channel partners and focused direct sales activities. In the government infrastructure arena, we are focusing on maximizing the sales of our IPnexus® Multi-Protocol IP-interworking solutions. These PT systems have enabled extremely reliable and highly available radar and sensor communications services over IP networks - gathering and delivering vital data such as weather, flight tracking, and ground surveillance. Our presence in air traffic control and defense-related communications is approaching 4,000 systems deployed in over 30 different countries. Moving forward, we expect to expand our IPnexus® Multi-Protocol Gateways and Servers in military/aerospace applications as well as potentially enter new emerging markets such as Energy and Smart-Grid. In summary, given this concentrated product focus, the substantial steps we have taken to reduce our operating expense levels and our strong and unleveraged balance sheet, we believe PT is now well positioned for a positive future trajectory as economic conditions improve.”

As part of this strategic realignment, PT began transitioning out of the general OEM platform business during the fourth quarter 2012. PT will continue to utilize its own open standards platforms as key elements of its network communications solutions and maintain a certain number of strategic customers. This transition includes a last-time buy and build program that will run out through 2014 for major customers.

The Company has also suspended its own direct sales and development activity on its Xpress SIP applications product line and in December 2012 entered into an agreement with an independent value-added reseller for subsequent Xpress-related sales and support. The Company expects to record an additional impairment charge in the fourth quarter 2012 amounting to approximately $.8 million relating to this decision.

As of this date, the Company is reducing its personnel by ten employees, or 8% of its workforce. As a result of this action, the Company expects to incur a pre-tax restructuring charge for employee-related costs of approximately $.3 million in the first quarter 2013, which will result in cash expenditures.

When combined with the savings from the restructuring PT announced in October 2012, along with other efficiencies the Company has already implemented, the total cost savings to PT are anticipated to be in the range of $3.2 million to $3.4 million on an annualized basis, of which $2.5 million to $2.7 million are expected to be cash flow savings. The Company continues to evaluate the ramifications of its new strategic direction on its recorded balances of assets and liabilities including the impact on excess and obsolete inventories.

About PT (www.pt.com)

PT (NASDAQ: PTIX) is a global supplier of advanced, high availability network communications solutions.

Its SEGway™ Diameter and SS7 Signaling Systems provide tightly integrated signaling and advanced routing capabilities and applications that uniquely span the mission critical demands of both existing and next-generation 4G LTE and IMS telecommunications networks. The Company’s IPnexus® Multi-Protocol Gateways and Servers enable a broad range of IP-interworking in data acquisition, sensor, radar, and control applications for aviation, weather and other infrastructure networks. Established in 1981, PT is headquartered in Rochester, NY and markets and sells its products worldwide through its direct sales organization as well as through channel partners that include major telecommunications equipment vendors, government prime contractors and value-added resellers.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company’s future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company’s control. These risks and uncertainties include, among other factors, business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers and the potential loss of key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of PT’s manufacturing capacity and arrangements, the protection of PT’s proprietary technology, errors or defects in our products, the effects of pending or threatened litigation, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations, possible loss or significant curtailment of significant government contracts or subcontracts, and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers’ visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of PT’s revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking statements should be read in conjunction with the most recent audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

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PT is a trademark of Performance Technologies, Inc. The names of actual companies, products, or services may be the trademarks, registered trademarks, or service marks of their respective owners in the United States and/or other countries.